UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

LENDER PROCESSING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34005	26-1547801
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 854-5100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Attached as Exhibit 99.1 and incorporated herein by reference, is a copy of the Company’s press release dated September 28, 2012, announcing the pricing of its offering of $600 million in aggregate principal amount of Senior Notes due 2023 (the “Senior Notes”). The Senior Notes will mature on April 15, 2023, will have an interest rate of 5.75% and will be issued at 100% of par value, providing a yield to maturity to investors of 5.75%. Interest will be paid semi-annually on the 15th day of April and October beginning April 15, 2013.

The net proceeds of the offering, along with cash on hand, are expected to be used to purchase any of the 8.125% Senior Notes due 2016 tendered in the Company’s proposed tender offer, to redeem any of the 8.125% Senior Notes due 2016 not tendered, to prepay in full the outstanding Term B Loans under its senior credit facilities and to pay fees and expenses in connection with these transactions.

The Senior Notes will be sold pursuant to the Company’s shelf registration statement on file with the Securities and Exchange Commission. The managing underwriters and joint book-running managers for the transaction are Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc., and Goldman Sachs & Co.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated September 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENDER PROCESSING SERVICES, INC.

By:	/s/ Thomas L. Schilling
Name:	Thomas L. Schilling
Title:	Executive Vice President and Chief Financial Officer

Date: September 28, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated September 28, 2012.